Pricing Supplement No.82L  Dated October 21, 1999     Rule 424(b)(2)
(To Prospectus dated January 29, 1999 and             File No's. 33-64261
Prospectus Supplement dated February 3, 1999)             and   333-70639

THE CHASE MANHATTAN CORPORATION


[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $35,311,000.00
	Issue Price: 100%
	Commission or Discount:$353,110.00
	Proceeds to Company:  $34,957,890.00
	Agent: PAINE WEBBER

	Agent's Capacity:  [X]     As agent    [ ]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[ ]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: OCTOBER 26, 1999
	Stated Maturity:	   	OCTOBER 26, 2039

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[ ]	Fixed Rate Note:


[X]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [ ] CMT [ ]
			     LIBOR Telerate [X]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [ ]

	Initial Interest Rate:

	Int.Determ.Dates:


	Interest Payment Dates: 26TH of Jan, Apr, July & Oct. or next good business day

 Interest  Reset Dates:  26TH of Jan, Apr, July & Oct. or
                         next good business day


	Index Maturity: 3 month libor
	Spread (+/-): -10 BPS
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [X ]       No  []
	Put Provision-Notes will be repayable at option of Holder at least 30 days notice on the following days and at the following prices: 10/26/2009 at 99.00%, 10/26/2012 at 99.25%,
 10/26/2015 at 99.50%, 10/26/2018 at 99.75%, 10/26/2021 and
 on each third anniversary thereafter to maturity 100.00%